THOMPSON  BRUSSELS   CINCINNATI   CLEVELAND   COLUMBUS    DAYTON  NEW YORK  WASHINGTON, D.C.

      HINE

November 29, 2004

Sycuan Funds

3007 Dehesa Road

El Cajon, CA 92019

Re: Sycuan Funds, File Nos. 333-107049 and 811-21401

Gentlemen:

A legal opinion that we prepared was filed with Pre-Effective Amendment No. 1 to the Registration Statement for the Sycuan Funds (the “Legal Opinion”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 1 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP